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                      [KPMG PEAT MARWICK LLP LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS OF
NEW YORK BANCORP INC.:

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the registration statement on Form S-3 of New York Bancorp Inc. of our report dated October 29, 1996, related to the consolidated statements of financial condition of New York Bancorp Inc. as of September 30, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996, which report is included in the 1996 Annual Report to Shareholders of New York Bancorp Inc. and has been incorporated by reference in the September 30, 1996 Annual Report on Form 10-K of New York Bancorp Inc., and to the reference to our firm under the headings "Selected Consolidated Financial and Other Data" and "Experts" in Post-Effective Amendment No.1 to the registration statement.


                                          /s/ KPMG Peat Marwick LLP
                                          ------------------------------
                                              KPMG Peat Marwick LLP

Jericho, New York
September 26, 1997

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